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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	January 16, 2003

HERBST GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)
0-71044 (Commission File Number)	88-0446145 (IRS Employee Identification No.)
3440 West Russell Road, Las Vegas, Nevada (Address of principal executive offices)	89118 (Zip Code)
Registrant's telephone number, including area code	(702) 889-7695
Not Applicable (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

        On November 21, 2002, Herbst Gaming, Inc., a Nevada corporation ("Herbst Gaming"), and certain of its subsidiaries entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"), with Anchor Coin, a Nevada corporation that is a wholly-owned subsidiary of International Game Technology ("Anchor Coin"). Under the Asset Purchase Agreement, Herbst Gaming will acquire substantially all of the slot route business and related assets at a purchase price of $61.0 million, subject to adjustment based on Anchor Coin's twelve month trailing EBITDA for its slot route business to be calculated at the consummation of the acquisition. Upon consummation of the acquisition, the number of slot machines in our route operations will increase from approximately 7,000 to approximately 8,100. The Anchor Coin transaction will provide us with contracts to operate slot machines in 88 locations, including 28 in the Smith's Food & Drug grocery stores. The contract with Smith's Food & Drug expires in 2010. We anticipate that the acquisition will close on or about February 21, 2003. This event was previously disclosed in Herbst Gaming's Current Report on Form 8-K filed with the SEC on December 20, 2002.

        After signing the Asset Purchase Agreement, The Kroger Co. ("Kroger"), through two of its subsidiaries, acquired 18 grocery stores in the Las Vegas area from Raley's Inc. Smith's Food & Drug Centers ("Smith's"), one of Kroger's subsidiaries, acquired 7 of the 18 grocery stores, the other Kroger subsidiary acquired 8 grocery stores to be operated under the trade name "Food 4 Less" and 3 stores were not reopened. Anchor Coin claimed the exclusive right to operate slot machines in the remaining 15 grocery stores pursuant to its space lease agreement with Smith's, while another route operator that had a similar agreement with Raley's claimed it had the right to continue to operate slot machines in the grocery stores.

        On January 16, 2003, Kroger, Anchor Coin and the other slot route operator entered into a settlement agreement that permits Herbst Gaming to operate the 7 grocery stores acquired by Smith's beginning on July 1, 2003. In exchange, Herbst Gaming will transfer its rights to any Food 4 Less stores that Herbst Gaming operates as of June 30, 2003 to the other slot route operator. In addition, Kroger and the other slot route operator consented to the assignment of all rights and obligations of Anchor Coin under the settlement agreement to Herbst Gaming as of the date that Herbst Gaming acquires the slot route business and other related assets, including the space lease arrangements with Smith's.

        On January 17, 2003, Herbst Gaming announced that it intends to raise approximately $45.0 million through an offering of its 10 3/4% Senior Secured Notes due 2008 in a private placement transaction. Herbst Gaming intends to offer these notes pursuant to its existing indenture governing its 10 3/4% Senior Secured Notes due 2008, of which $170.0 million principal amount is currently outstanding. The net proceeds of the offering will partially fund the purchase price of the acquisition of Anchor Coin's slot route business and related assets.

        Herbst Gaming announced today that management expects net revenues for 2002 to be approximately $250.0 million and 2002 EBITDA (which consists of income from operations plus depreciation and amortization, interest income, and gain on sales of assets) to be between $39.0 million and $40.0 million. Fourth quarter net revenues are anticipated to be $64.0 million and fourth quarter EBITDA to be between $10.0 million and $11.0 million.

        For additional information concerning the foregoing, reference is made to Herbst Gaming's press releases dated January 17, 2003 and January 21, 2003 and the financial statements of Anchor Coin Route Operation, copies of which are attached as exhibits hereto and incorporated by reference herein.

        In addition, the following unaudited pro forma condensed consolidated financial data gives effect to the offering and the purchase of Anchor Coin's slot route business and assets by Herbst Gaming:

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

        The following presents Herbst Gaming's pro forma condensed consolidated statements of operations after giving effect to the offering and Herbst Gaming's acquisition of Anchor Coin's slot route business and related assets as if they had occurred at January 1, 2001. The pro forma balance sheets are based on Herbst Gaming's and Anchor Coin's historical balance sheets, as if the offering and the Anchor Coin acquisition had occurred on September 30, 2002. The pro forma statements of operations information is based on Herbst Gaming's historical statements of operations for the year ended December 31, 2001 and for the nine months ended September 30, 2002 and on Anchor Coin's historical statements of operations for the year ended December 29, 2001 and for the nine months ended September 28, 2002. The statement of operations data for the twelve months ended September 30, 2002 have been derived by adding the statement of operations data for the year ended December 31, 2001 and the statement of operations data for the nine months ended September 30, 2002 and subtracting the statement of operations data for the nine months ended September 30, 2001. Pro forma information for the twelve months ended September 30, 2002 has been presented as if it reflects the most recent twelve month period that financial information is available. Herbst Gaming believes this information is important in evaluating the future operations and impact of the Anchor Coin acquisition. The pro forma financial and other operating data are presented for information purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the Anchor Coin acquisition and the offering had been completed as of the dates indicated, nor is it necessarily indicative of future operating results or financial position.

        The purchase price for the acquisition of the Anchor Coin slot route business and related assets is $61.0 million, subject to adjustment based on Anchor Coin's twelve month trailing EBITDA for its slot route business to be calculated at the consummation of the acquisition. The pro forma adjustments are based on currently available information and upon assumptions that Herbst Gaming believes are reasonable under the circumstances. A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed has not been made, and the allocation reflected in the unaudited pro forma condensed consolidated financial statements should be considered preliminary and is subject to the completion of a more comprehensive valuation of the assets acquired and liabilities assumed. The final allocation of purchase price could differ from the pro forma allocation included herein.

        The pro forma financial and other operating data are presented for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the Anchor Coin acquisition and the offering had been completed as of the dates indicated, nor is it necessarily indicative of future operating results or financial position.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2001

	Herbst Gaming, Inc. Historical	Anchor Coin's Slot Route Historical	Adjustments and Eliminations		Pro Forma
	(in thousands)
Revenues
Route operations	$170,893	$43,129	$—		$214,022
Casino operations	67,831	—	—		67,831
Other	2,837	—	—		2,837

Total revenues	241,561	43,129	—		284,690
Less promotional allowances	(8,410)	—	—		(8,410)

Net revenues	233,151	43,129	—		276,280

Costs and expenses
Route operations	141,535	32,987	(3,274	)(1)	171,248
Casino operations	46,686	—	—		46,686
General and administrative	10,168	2,458	(224	)(2)	12,402
Depreciation and amortization	14,198	477	7,135	(3)	21,810
Corporate allocation	—	1,359	(1,359	)(4)	—

Total costs and expenses	212,587	37,281	2,278		252,146

Other income (expense)
Interest expense, net of capitalized interest	(19,952)	—	(4,585	)(5)	(24,537)
Interest income	407	59	—		466
Gain (loss) on sale of assets	41	(22)	—		19

Total other income (expense)	(19,504)	37	(4,585)		(24,052)

Income before extraordinary item	1,060	5,885	(6,863)		82
Extraordinary loss on early retirement of debt	(13,024)	—	—		(13,024)

Income (loss) before income taxes	(11,964)	5,885	(6,863)		(12,942)
Provision for income taxes	—	2,062	(2,062	)(6)	—

Net income (loss)	$(11,964)	$3,823	$(4,801)		$(12,942)

(1)
Represents the elimination of (a) $2,856,000 in depreciation and amortization which was included in the route expenses of Anchor Coin, which will be replaced with the new depreciation and amortization amounts (see note 3) and (b) $418,000 of expenses related to Anchor Coin's incentive compensation and bonus plan recorded during this period which will not recur because Herbst Gaming does not have a similar plan.

(2)
Represents the elimination of (a) $92,000 in rent for a building not included in the Anchor Coin acquisition, (b) $63,000 of expenses related to Anchor Coin's incentive compensation and bonus plan recorded during this period which will not recur because Herbst Gaming does not have a similar plan and (c) $69,000 in compensation expense associated with an Anchor Coin employee who will not become an employee of Herbst Gaming.

(3)
Represents the elimination of $477,000 of depreciation and amortization of Anchor Coin recorded during this period and the addition of $7,612,000 in estimated depreciation and amortization expenses of Herbst Gaming that would have been recorded during this period based upon the estimated allocation of the purchase price.

(4)
Represents the elimination of $1,359,000 of corporate overhead associated with information technology, finance, accounting, incentive bonus plans and other items allocated by the parent to the Anchor Coin subsidiary. Since the Anchor Coin acquisition is an asset purchase, Herbst Gaming will not be assuming any of the overhead costs of the parent and does not believe there will be material additional corporate overhead costs incurred in connection with the acquired assets.

(5)
Reflects estimated interest expense on the additional notes, net of the amortization of the estimated premium on the additional notes.

(6)
We are a Subchapter S corporation and do not pay federal income tax. Therefore, the provision for tax is eliminated.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Nine Months Ended September 30, 2002

	Herbst Gaming, Inc. Historical	Anchor Coin's Slot Route Historical	Adjustments and Eliminations		Pro Forma
	(in thousands)
Revenues
Route operations	$136,683	$33,788	$—		$170,471
Casino operations	54,463	—	—		54,463
Other	2,255	—	—		2,255

Total revenues	193,401	33,788	—		227,189
Less promotional allowances	7,393	—	—		7,393

Net revenues	186,008	33,788	—		219,796

Costs and expenses
Route operations	112,117	25,796	(2,344	)(1)	135,569
Casino operations	36,993	—	—		36,993
General and administrative	8,074	2,154	(409	)(2)	9,819
Depreciation and amortization	11,778	4,015	1,487	(3)	17,280
Corporate allocation	—	457	(457	)(4)	—

Total costs and expenses	168,962	32,422	(1,723)		199,661

Other income (expense)
Interest expense, net of capitalized interest	(14,122)	—	(3,439	)(5)	(17,561)
Interest income	250	171	—		421
Gain (loss) on sale of assets	92	(46)	—		46

Total other income (expense)	(13,780)	125	(3,439)		(17,094)

Income before provision for income taxes	3,266	1,491	(1,716)		3,041
Provision for income taxes	—	522	(522	)(6)	—

Net income	$3,266	$969	$(1,194)		$3,041

(1)
Represents the elimination of (a) $1,827,000 in depreciation and amortization which was included in the route expenses of Anchor Coin, which will be replaced with the new depreciation and amortization amounts (see note 3) and (b) $517,000 of expenses related to Anchor Coin's incentive compensation and bonus plan recorded during this period which will not recur because Herbst Gaming does not have a similar plan.

(2)
Represents the elimination of (a) $75,000 in rent for a building not included in the Anchor Coin acquisition, (b) $283,000 of expenses related to Anchor Coin's incentive compensation and bonus plan recorded during this period which will not recur because Herbst Gaming does not have a similar plan and (c) $51,000 in compensation expense associated with an Anchor Coin employee who will not become an employee of Herbst Gaming.

(3)
Represents the elimination of $4,015,000 of depreciation and amortization of Anchor Coin recorded during this period and the addition of $5,502,000 in estimated depreciation and amortization expenses of Herbst Gaming that would have been recorded during this period based upon the estimated allocation of the purchase price.

(4)
Represents the elimination of $457,000 of corporate overhead associated with information technology, finance, accounting, incentive bonus plans and other items allocated by the parent to the Anchor Coin subsidiary. Since the Anchor Coin acquisition is an asset purchase, Herbst Gaming will not be assuming any of the overhead costs of the parent and does not believe there will be material additional corporate overhead costs incurred in connection with the acquired assets.

(5)
Reflects estimated interest expense on the additional notes, net of the amortization of the estimated premium on the additional notes.

(6)
We are a Subchapter S corporation and do not pay federal income tax. Therefore, the provision for tax is eliminated.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Twelve Months Ended September 30, 2002

	Herbst Gaming, Inc. Historical	Anchor Coin's Slot Route Historical	Adjustments and Eliminations		Pro Forma
	(in thousands)
Revenues
Route operations	$180,253	$44,315	$—		$224,568
Casino operations	71,808	—	—		71,808
Other	3,114	—	—		3,114

Total revenues	255,175	44,315	—		299,490
Less promotional allowances	9,631	—	—		9,631

Net revenues	245,544	44,315	—		289,859

Costs and expenses
Route operations	148,488	34,200	(3,083	)(1)	179,605
Casino operations	48,718	—	—		48,718
General and administrative	11,059	2,837	(461	)(2)	13,435
Depreciation and amortization	15,573	4,140	3,196	(3)	22,909
Corporate allocation	—	779	(779	)(4)	—

Total costs and expenses	223,838	41,956	(1,127)		264,667

Other income (expense)
Interest expense, net of capitalized interest	(18,837)	—	(4,585)	(5)	(23,422)
Interest income	342	184	—		526
Gain (loss) on sale of assets	80	(51)	—		29

Total other income (expense)	(18,415)	133	(4,585)		(22,867)
Income before provision for income taxes	3,291	2,492	(3,458)		2,325
Provision for income taxes	—	873	(873	)(6)	—

Net income	$3,291	$1,619	$(2,585)		$2,325

(1)
Represents the elimination of (a) $2,568,000 in depreciation and amortization which was included in the route expenses of Anchor Coin, which will be replaced with the new depreciation and amortization amounts (see note 3) and (b) $515,000 of expenses related to Anchor Coin's incentive compensation and bonus plan recorded during this period which will not recur because Herbst Gaming does not have a similar plan.

(2)
Represents the elimination of (a) $99,000 in rent for a building not included in the Anchor Coin acquisition, (b) $294,000 of expenses related to Anchor Coin's incentive compensation and bonus plan recorded during this period which will not recur because Herbst Gaming does not have a similar plan and (c) $68,000 in compensation expense associated with an Anchor Coin employee who will not become an employee of Herbst Gaming.

(3)
Represents the elimination of $4,140,000 of depreciation and amortization of Anchor Coin recorded during this period and the addition of $7,336,000 in estimated depreciation and amortization expenses of Herbst Gaming that would have been recorded during this period based upon the estimated allocation of the purchase price.

(4)
Represents the elimination of $779,000 of corporate overhead associated with information technology, finance, accounting, incentive bonus plans and other items allocated by the parent to the Anchor Coin subsidiary. Since the Anchor Coin acquisition is an asset purchase, Herbst Gaming will not be assuming any of the overhead costs of the parent and does not believe there will be material additional corporate overhead costs incurred in connection with the acquired assets.

(5)
Reflects estimated interest expense on the additional notes, net of the amortization of the estimated premium on the additional notes.

(6)
We are a Subchapter S corporation and do not pay federal income tax. Therefore, the provision for tax is eliminated.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2002

	Herbst Gaming, Inc. Historical	Anchor Coin's Slot Route Historical	Adjustments and Eliminations(1)		Pro Forma
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$46,079	$3,481	$(16,205	)(2)	$33,355
Accounts receivable, net	1,028	1,193	(946	)(3)	1,275
Notes and loans receivable	323	—	—		323
Prepaid expenses and other	3,751	325	(325	)(3)	3,751
Inventory	1,052	—	—		1,052

Total current assets	52,233	4,999	(17,476)		39,756
Property and equipment, net	101,614	4,823	—		106,437
Intangible assets, net	15,750	48,338	2,157	(4)	66,245
Due from related parties	585	4,785	(4,785	)(5)	585
Other assets, net	7,014	1,679	2,709	(6)	11,402

Total assets	$177,196	$64,624	$(17,395)		$224,425

Liabilities and stockholders' equity (deficiency)
Current liabilities
Current portion of long-term debt	79	—	—		79
Accounts payable	4,312	49	(49	)(7)	4,312
Accrued expenses	6,749	1,706	(1,502	)(7)	6,953
Due to related parties	424	—	—		424

Total current liabilities	11,564	1,755	(1,551	)(7)	11,768
Long-term debt, less current portion	167,557	—	47,025	(8)	214,582
Other liabilities	1,277	15,203	(15,203	)(7)	1,277
Commitments and contingencies	—	—	—		—
Stockholders' equity (deficiency)	—	—	—		—
Common stock (no par value; 2,500 shares authorized; 300 shares issued and outstanding)	2,368	—	—		2,368
Additional paid-in capital	1,631	46,697	(46,697	)(7)	1,631
Accumulated (deficiency) retained earnings	(7,201)	969	(969	)(7)	(7,201)

Total stockholders' equity (deficiency)	(3,202)	47,666	(47,666)		(3,202)

Total liabilities and stockholders' equity (deficiency)	$177,196	$64,624	$(17,395)		$224,425

(1)
The following table sets forth our preliminary allocation of the cash purchase price:

  Fair market value of assets acquired (in thousands):

Current assets:
Cash	$4,004
Receivables—current	247
Equipment	4,823
Other noncurrent assets
Lease acquisition cost	45,589
Goodwill	4,906
Receivables—long term	335
Deposit—long term	1,300

  Fair market value of liabilities assumed:

Progressive liability	(204)

Total cash purchase price for the route assets of Anchor Coin	$61,000

(2)
Represents the elimination of $16,728,000 of cash to be used to purchase the Anchor Coin route assets and the addition of $523,000 in operating cash to be received from the seller at the closing of the acquisition.

(3)
Represents the elimination of $946,000 of receivables due to Anchor Coin and $325,000 of prepaid expenses which were not part of the acquisition agreement.

(4)
Represents the elimination of $48,338,000 of historical Anchor Coin intangible assets, and the addition of $50,495,000 for the valuation of intangible assets acquired in this transaction based on the estimated purchase price allocation.

(5)
Represents the elimination of Anchor Coin intercompany receivable of $4,785,000.

(6)
Represents a $44,000 reduction of the value of a prepaid rent deposit and the capitalization of $2,753,000 in transaction costs related to the offering.

(7)
Represents the elimination of all liabilities and equity of Anchor Coin, except $204,000 in progressive jackpot liability.

(8)
Reflects proceeds from the sale of the additional notes from the offering at a premium of 104.5% of the principal amount.

FORWARD-LOOKING STATEMENTS

        Statements in this Form 8-K regarding Herbst Gaming, which are not historical facts, are "forward looking" statements under the Private Securities Litigation Reform Act of 1995. These matters involve risks and uncertainties, including Herbst Gaming's net revenues and EBITDA for the fourth quarter and fiscal year ended December 31, 2002, pro forma financial data, pre-closing risks relating to the purchase of Anchor Coin's slot route business and related assets and the sale of the notes to finance such acquisition, occurrences of material adverse events that would delay or prevent the closing of either the purchase of Anchor Coin's slot route business and related assets or the sale of the notes to finance such acquistion, failure to obtain certain regulatory and third-party approvals, the adoption of new unfavorable gaming laws and uncertainties generally associated with the slot route and casino operations. No assurance can be given that Herbst Gaming will consummate the proposed transactions on a timely basis or at all.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (a)
  Financial Statements of Business Acquired.

  Not Applicable.

  (b)
  Pro Forma Financial Information.

  Not Applicable.

  (c)
  Exhibits.

99.01	Press release issued by Herbst Gaming on January 17, 2003 (announcing the offering of the additional notes).
99.02	Press release issued by Herbst Gaming on January 21, 2003 (announcing preliminary fourth quarter earnings).
99.03	Financial statements of Anchor Coin Route Operation.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC. (Registrant)

Date: January 21, 2003	By:	/s/ MARY E. HIGGINS Mary E. Higgins Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.01	Press release issued by Herbst Gaming on January 17, 2003 (announcing the offering of the additional notes).
99.02	Press release issued by Herbst Gaming on January 21, 2003 (announcing preliminary fourth quarter earnings).
99.03	Financial statements of Anchor Coin Route Operation.

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  ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
FORWARD-LOOKING STATEMENTS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
EXHIBIT INDEX